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                                                                   EXHIBIT 10.14

                          CYPRESS EMPLOYMENT AGREEMENT

     This Agreement, made as of the 29th day of April 1996, by and between CYPRESS Bioscience, Inc., a Delaware corporation having its principal office at 401 Queen Anne Avenue North, Seattle, Washington 98109 ("CYPRESS") and R. Michael Gendreau, M. D. ("Employee").

     Whereas, Employee was formerly the Senior Vice President, Research & Development, Diagnostics at CYPRESS, and CYPRESS desires to continue employment of the Employee in a different capacity and under a different title, on the terms and conditions set forth herein; and the Employee is willing to accept and undertake such continued employment.

     Now, therefore, in consideration of the premises and the mutual covenants herein set forth, CYPRESS and the Employee agree as follows:

                     Article One:  Employment; Term; Duties

     1.1  Employment.  Upon the terms and conditions hereinafter set forth,
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CYPRESS hereby continues to employ the Employee, and the Employee hereby accepts continued employment as Executive Director, Scientific Affairs.

     1.2  Duties.  During the Term, the Employee shall perform such executive
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duties for CYPRESS and for its subsidiaries, consistent with his position hereunder, and as typically associated with the duties of a Executive Director, Scientific Affairs of a publicly-held corporation, as reasonably may be assigned to him from time to time by the Chief Executive Officer and President of CYPRESS. Such duties are to include, but are not limited to, the licensing of CYPRESS's diagnostics technology; the management of the scientific subprotocol of the rheumatoid arthritis trial; the management and support of other selected clinical trials; management and support of CYPRESS's scientific research programs; and, technology assessment. Employee shall report directly to the President of CYPRESS. The Employee shall devote his entire business time, attention and energies to the performance of his duties hereunder.

     1.3  Exclusive Agreement.  The Employee represents and warrants to CYPRESS
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that he is not a party to any agreement or arrangement, whether written or oral, in effect which would prevent the Employee from rendering all of the services contemplated hereunder to CYPRESS during the term.

                           Article Two:  Compensation

     2.1  Base Salary.  For all services rendered by the Employee hereunder and
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in consideration of all covenants and conditions undertaken by him pursuant to this Agreement, CYPRESS shall pay the Employee a monthly salary ("Base Salary") of $12,083.33 per month to be paid in regular pay periods as normally provided to CYPRESS employees. Employee shall be entitled to three (3) weeks paid vacation each year, increasing to four (4) weeks after January 1, 1998.

     2.2  Cost of Living Adjustment:  To offset the cost of living differential
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between Seattle and San Diego, Employee will receive a sum of $15,000 at the end of 1996 if Employee

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relocates to San Diego as described below and remains an Employee of CYPRESS until at least December 31, 1996. This is a one-time lump-sum payment only and in no way commits CYPRESS to similar payments in the future.

     2.3  Relocation Package: In addition to the Base Salary, if the Employee
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relocates to CYPRESS' new headquarters in San Diego by August 31, 1996, the
Employee will be given a one-time relocation package as follows:   (a)
reimbursement of up to forty-five thousand dollars ($45,000) in direct closing costs for the sale of Employee's personal residence in Washington and the purchase of a replacement residence in California; and (b) Payment of reasonable and necessary moving expenses directly incurred by Employee and his family in relocating their personal belongings, including two vehicles, to San Diego. The moving company shall be reputable and fully licensed and chosen by CYPRESS; (c) a temporary housing and meal allowance in an amount not to exceed one hundred and twenty-five dollars ($125) per night for lodging and forty-five dollars ($45) per day for meals for up a period of up to four (4) weeks; (d) payment of ten thousand dollars ($10,000) for incidental closing costs and other relocation expenses. Of this sum, five thousand dollars ($5,000) is to payable upon the signing of this Agreement and the balance is to be payable after the Employee has relocated to California. The expense reimbursements in (a) through (c) above will require proper documentation by Employee. No documentation is required for the payment in (d). If Employee is no longer an employee of CYPRESS within twelve months after his relocation, either because Employee has voluntarily left CYPRESS' employ or Employee has been terminated for cause, Employee shall reimburse CYPRESS for the foregoing payments.

     2.4  Stock Options.  Employee shall be entitled to retain the following
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stock options that have been previously granted to the Employee as of the date of this agreement. These are as follows: 12,000 non-qualified shares granted on January 13, 1995 at $2.125 per share, and 129,000 non-qualified shares granted on March 31, 1995 at $1.75 per share. For both of these grants, 25% of the total shares vest yearly on January 31 starting in 1996.

     In addition to the foregoing options and as soon as practicable after the execution of this agreement, CYPRESS shall grant to the Employee additional options to purchase up a maximum of 125,000 shares of CYPRESS' common stock.
The exercise price of these shares shall be at a fifteen percent (15%) discount of the current market price per share as of the grant date. The vesting schedule is as follows: Twenty thousand (20,000) of these shares shall be non-qualified and shall vest on the date of grant. The remaining shares will vest as follows if and only if the Employee relocates to San Diego: (a) Twenty-five thousand (25,000) of these shall be non-qualified and vest on August 31, 1996. The maximum number allowable by law of the remaining eighty thousand (80,000) shares shall be ISO's and vest ratably on a daily basis over a four year period beginning on the date of grant. Such grant of options is subject to approval by the Stock Option Committee of the Board of Directors; provided, however, that unless such approval is given within thirty (30) days of the date of this Agreement, this Agreement will automatically terminate. The options granted pursuant to this Section 2.4 shall provide that Employee shall have up to one
(1) years from the date his employment with Cypress ends to exercise his vested stock options if the Employee has not been terminated for cause. In addition to the foregoing, CYPRESS represents and agrees that all stock covered by the options referenced in this section and all options granted to Employee shall be registered and shall be fully tradable upon purchase by Employee.

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     2.5  Deductions.  CYPRESS shall deduct from the compensation described in
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this Article Two any Federal, state or city withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by CYPRESS pursuant to any Federal, state or city laws, rules or regulations.

     2.6  Other Benefits.  During the Term, the Employee shall be entitled to
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participate in all employee benefit plans presently available to regular CYPRESS employees. Upon the termination of this agreement, including any extensions thereof, the employee will be paid any accrued vacation time as of the termination date. The Employee shall also have sixty (60) days after the termination date to decide if Employee wishes to pay for continued health coverage of Employee and any dependents through COBRA.

     2.7  Expenses.  CYPRESS agrees that the Employee is authorized to incur
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reasonable and customary expenses in the performance of his duties hereunder, except that all travel expenses must be preapproved by the President of CYPRESS. Upon presentation of appropriate documentation thereof, CYPRESS shall promptly pay or reimburse the Employee for such reasonable expenses.

     2.8  Use of CYPRESS Office Equipment and Property:  During the term of this
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agreement, Employee shall continue to have the use of any CYPRESS office equipment and property that has been previously provided to the employee, including Employee's computer, office furniture, and current office space. Upon the termination of this agreement, all office equipment and property shall be promptly returned to CYPRESS.

                          Article Three:  Termination

     3.1  Termination of Employment by either Party.  This agreement is a
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contract at will and notwithstanding any provision to the contrary herein or unless otherwise provided by law, either party may terminate this agreement upon two (2) weeks written notice to the other. If Employee is involuntarily terminated without cause in a reorganization or layoff due to a corporate merger or acquisition, CYPRESS shall provide Employee with a Termination Package that includes a lump sum payment of fifty percent (50%) of the Employee's annual base salary and payment for accrued but unused vacation. In no event will CYPRESS be liable to Employee other than as described in this agreement.

     3.2  Termination of Employment by CYPRESS with Cause.  CYPRESS may at any
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time terminate the employment of the Employee hereunder for cause.  In such event, CYPRESS shall be liable to the Employee only as where described in this agreement and as where provided by law.

     The term "cause" as used in this Section 3.2 shall mean (i) the breach by Employee of any provision of this Agreement; (ii) the continued failure of Employee to perform substantially his duties with CYPRESS following written notification identifying with specificity the duties Employee has not performed or a performance review conference with Employee's Supervisor, and a reasonable period to cure the performance deficiencies, which in no event shall be less than thirty (30) days, or (iii) the engaging by Employee in illegal conduct which is injurious to CYPRESS. Actions taken by Employee based upon the authority given to Employee by his

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Supervisor shall be presumed to be done, or omitted to be done, in good faith and in the best interests of CYPRESS.

                         Article Four:  Non-Disclosure

     4.1  Non-Disclosure.  The Employee, at any time during the Term and
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thereafter, shall not directly or indirectly, use, disclose or furnish to any other person, firm or corporation except in the course of the proper performance of his duties hereunder (a) any information of a confidential nature relating to any process, technique or procedure of CYPRESS; or (b) any information of a confidential nature obtained as a result of his current or future relationship with CYPRESS, which information is not specifically a matter of public record; or (c) any other trade secrets of CYPRESS; except that the Employee shall not be liable under the terms of this Section 4.1 for using, disclosing or furnishing any of the foregoing which: (1) are or become generally available to the public other than as a result of a disclosure in violation of this Agreement; or (2) are generally known in any industry in which CYPRESS is or may become involved; or (3) are required to be disclosed by the Employee pursuant to law or the order of a court of competent jurisdiction, or other legal process or authority, it being understood, however, that the Employee shall provide CYPRESS with prompt notice of the requirement for such disclosure as soon as practical after the Employee is notified thereof and prior to its disclosure thereof so as to enable CYPRESS to challenge the order compelling such disclosure if CYPRESS so desires. Promptly upon the expiration or termination of the Employee's employment hereunder for any reason, the Employee shall surrender to CYPRESS all documents, drawings, work papers, lists, memoranda, records and other data (including all copies) constituting or disclosing any of the foregoing information.

     Breach of Non-Disclosure Provision.  In the event that the Employee shall
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breach Section 4.1 hereof, or in the event that any such breach is threatened by the Employee, in addition to and without limiting or waiving any other remedies available to CYPRESS at law or in equity, CYPRESS shall be entitled to immediate injunctive relief in any court having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provisions of
Section 4.1. The Employee acknowledges and agrees that there is no adequate remedy at law for such breach or threatened breach and, in the event that any action or proceeding is brought seeking injunctive relief, the Employee shall not use as a defense thereto that there is an adequate remedy at law.

     Reasonable Restrictions.  The parties acknowledge that (a) the agreements
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in this Article 4 are essential to protect the business and goodwill of CYPRESS, and (b) the foregoing restrictions are under all of the circumstances reasonable and necessary for the protection of CYPRESS and its business.

                          Article Five:  Miscellaneous

     5.1  Binding Effect.  This Agreement shall be binding upon and inure to the
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benefit of the parties hereto and their respective legal representatives, heirs, distributees and successors; provided, that the obligations of the Employee under this Agreement shall not be delegable by him.

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     5.2  Notices.  All notices and other communications hereunder and all legal
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process in regard hereto shall be validly given, made or served if in writing, when delivered personally (by courier service or otherwise), or when actually received when mailed by first-class certified or registered United States mail, postage-prepaid and return receipt requested, to the address of the party to receive such notice or other communication set forth below, or at such other address as any party hereto may from time to time advise the other party in writing.

     5.3  Severability.  If any provision of this Agreement, or portion thereof,
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shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision or portion thereof, and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement or portion thereof, and this Agreement shall be carried out as if any such invalid or unenforceable provision or portion thereof were not contained herein. In addition, any such invalid or unenforceable provision or portion thereof shall be deemed, without further action on the part of the parties hereto, modified, amended or limited to the extent necessary to render the same valid and enforceable.

     5.4  Waiver.  No waiver by a party hereto of a breach or default hereunder
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by the other party shall be considered valid, unless in writing signed by such first party, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or any other nature.

     5.5  Entire Agreement.  This Agreement sets forth the entire agreement
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between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements between CYPRESS and the Employee, whether written or oral, relating to any or all matters covered by and contained or otherwise dealt with in this Agreement. No representation, warranty, undertaking or covenant is made by either party hereto except as provided herein and any representations, warranties undertakings or covenants not set forth herein are specifically disclaimed. This Agreement does not constitute a commitment of CYPRESS with regard to the Employee's employment, express or implied, other than to the extent expressly provided for herein.

     5.6  Amendment.  No modification, change or amendment of this Agreement or
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any of its provisions shall be valid, unless in writing and signed by the party against whom such claimed modification, change or amendment is sought to be enforced.

     5.7  Authority.  The parties each represent and warrant that they have the
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power, authority and right to enter into this Agreement and to carry out and perform the terms, covenants and conditions hereof.

     5.8  Titles.  The titles of the Articles and Sections of this Agreement are
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inserted merely for convenience and ease of reference and shall not affect or modify the meaning of any of the terms, covenants or conditions of this Agreement.

     5.9  Applicable Law.  This Agreement, and all of the rights and obligations
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of the parties in connection with the employment relationship established hereby, shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to principals relating to conflicts of law. Both parties agree that the above referenced court

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shall have personal and exclusive jurisdiction over the parties for any dispute arising out of this Agreement that is not covered by the Arbitration provision.

     6.0  Mediation/Arbitration:  Except as where provided in Article Four, any
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controversy or claim arising out of, related to, or connected with this
Agreement, or the breach thereof, shall be settled by binding mediation or arbitration, and judgment upon the award rendered by the mediator(s) or arbitrator(s) may be entered in any court having jurisdiction thereof. The mediator(s) or arbitrator(s) shall follow the law selected in this Agreement and shall have no authority to award punitive damages.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              CYPRESS CORPORATION



                              By:        /s/ Debby Jo Blank
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                                 Name:  Debby Jo Blank, MD
                                 Title:  President and Chief Operating Officer



                                       /s/ R. Michael Gendreau
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                                             Employee

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